               Certification Pursuant to 18 U.S.C. Section 1350,
                            As Adopted Pursuant to
                Section 906 of the Sarbanes-Oxley Act of 2002

Name of Issuer: Dryden Total Return Bond Fund, Inc.

  In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his or her knowledge, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.


Date: August 26, 2003        /s/ Judy A. Rice
                             Judy A. Rice
                             President and Principal
                             Executive Officer


Date: August 26, 2003        /s/ Grace C. Torres
                             Grace C. Torres
                             Treasurer and Principal Financial
                             Officer